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                                                                     EXHIBIT 3.2

                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                              NEWPORT CORPORATION


     The undersigned, Karina L. Page, Vice President, Treasurer and Assistant Secretary of Newport Corporation, does hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 9th day of February, 2000, adopted a resolution to amend the original articles as follows:

     Article Fourth is hereby amended to read as follows:

          "FOURTH:  The Corporation is authorized to issue 75,000,000 shares of
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     common stock, $0.1167 stated value.  Except as may be determined by the
     Board of Directors in its discretion, no holder of shares of the common stock of this Corporation shall have any preemptive right to acquire unissued shares, treasury shares, or securities convertible into such shares. Upon the effectiveness of this Amendment, each issued and outstanding share of Common Stock shall be automatically and without any action on the part of the holder thereof split, reclassified as and changed into three (3) shares of the Corporation's Common Stock, $0.1167 stated value per share."

     The number of shares of the Corporation's stock outstanding and entitled to vote on the foregoing amendment to the Articles of Incorporation is 9,391,047 shares of Common Stock; that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                                /s/ Karina L. Page
                                                ________________________________
                                                Karina L. Page,
                                                Vice President, Treasurer and
                                                Assistant Secretary